Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of our report dated August 27, 2007 relating to the combined financial statements of Bellataire included and/or incorporated by reference in the Amendment No. 1 to the Lazare Kaplan International, Inc. Annual Report on Form 10-K/A for the fiscal year ended May 31, 2007 filed with the Securities and Exchange Commission.

BDO SEIDMAN LLP

New York, New York
August 26, 2008